Exhibit 99.1
NEWS RELEASE

As previously announced, Array will hold a teleconference on February 20, 2026, at 9:00 a.m. CST. Listen to the call live via the Events & Presentations page of investors.arrayinc.com.

Array reports fourth quarter and full year 2025 results

Array issues 2026 guidance

CHICAGO (February 20, 2026) — Array Digital Infrastructure, Inc.SM (NYSE:AD) reported fourth quarter and full year 2025 operating results.
“After a transformative 2025, Array enters 2026 with strong momentum,” said Anthony Carlson, President and CEO. “The organization remains laser-focused on a smooth T-Mobile MLA integration and increasing tower tenancy. Further, we continue to make progress on monetizing our spectrum, including closing on the previously announced AT&T transaction in mid-January."
Highlights
•Grew and strengthened tower operations*
◦Site rental revenues increased 51%
◦Co-location applications, excluding T-Mobile applications, increased 47%
•Closed on the sale of the previously announced wireless operations and select spectrum assets to T-Mobile in August 2025 and issued $23 per share special dividend
•Closed on previously announced sale of 3.45GHz and 700MHz spectrum licenses to AT&T on January 13, 2026; issued $10.25 special dividend on February 2, 2026
*Comparisons are Year Ended December 31, 2025 to Year Ended December 31, 2024
Array reported total operating revenues from continuing operations of $60.3 million for the fourth quarter of 2025, versus $26.1 million for the same period one year ago. Net income attributable to Array shareholders and related diluted earnings per share from continuing operations were $41.4 million and $0.48, respectively, for the fourth quarter of 2025 compared to $11.7 million and $0.13, respectively, in the same period one year ago.
Array reported total operating revenues from continuing operations of $163.0 million and $102.9 million for the years ended 2025 and 2024, respectively. Net income (loss) attributable to Array shareholders and related diluted earnings (loss) per share from continuing operations were $169.7 million and $1.94, respectively, for the year ended 2025 compared to $(85.9) million and $(1.00), respectively, for the year ended 2024.
"As I look forward, our priorities remain the same – support the T-Mobile integration, grow colocation revenue, optimize our ground leases, and monetize our remaining spectrum,” Carlson continued.
Pending transactions
Subsequent to the August 1, 2025 close of the sale of wireless operations, Array reached additional agreements with T-Mobile for 700 MHz spectrum licenses, AWS and a portion of the 600 MHz put/call totaling $178 million in aggregate expected proceeds, subject to customary closing conditions and regulatory approvals.
On October 17, 2024, Array, and certain subsidiaries of Array, entered into a License Purchase Agreement with Verizon Communications, Inc. (Verizon) to sell certain AWS, Cellular and PCS wireless spectrum licenses and agreed to grant Verizon certain rights to lease such licenses prior to the transaction close. The transaction is expected to close in the second or third quarter of 2026, subject to regulatory approval and other customary closing conditions, and the termination of the T-Mobile Short-Term Spectrum Manager Lease Agreement.

2026 Estimated Results

Array's current estimates of full-year 2026 results are shown below. Such estimates represent management’s view as of February 20, 2026 and should not be assumed to be current as of any future date. Array undertakes no duty to update such estimates, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from estimated results.

	2026 Estimated Results	Actual Results for the Year Ended December 31, 2025
(Dollars in millions)
Total operating revenues	$200-$215	$163
Adjusted OIBDA[1] (Non-GAAP)	$50-$65	$1
Adjusted EBITDA[1] (Non-GAAP)	$200-$215	$194
Capital expenditures	$25-$35	$30
The following tables reconcile EBITDA, Adjusted EBITDA, and Adjusted OIBDA to the corresponding GAAP measures, Net income (loss) from continuing operations or Income (loss) before income taxes. In providing 2026 estimated results, Array has not completed the below reconciliation to Net income because it does not provide guidance for income taxes. Although potentially significant, Array believes that the impact of income taxes cannot be reasonably predicted; therefore, Array is unable to provide such guidance.

	2026 Estimated Results	Actual Results for the Year Ended December 31, 2025	Actual Results for the Year Ended December 31, 2024
(Dollars in millions)
Net income (loss) from continuing operations (GAAP)	N/A	$172	$(80)
Add back:
Income tax benefit	N/A	(31)	(19)
Income (loss) before income taxes (GAAP)	$780-$795	$141	$(100)
Add back or deduct:
Interest expense	45	28	12
Depreciation, amortization and accretion	50	48	47
EBITDA (Non-GAAP)[1]	$875-$890	$218	$(40)
Add back or deduct:
Expenses related to strategic alternatives review	—	2	22
Loss on impairment of licenses	—	48	136
(Gain) loss on asset disposals, net	—	2	1
(Gain) loss on license sales and exchanges, net	(595)	(6)	3
Short-term imputed spectrum lease income	(80)	(69)	—
Adjusted EBITDA (Non-GAAP)[1]	$200-$215	$194	$122
Deduct:
Equity in earnings of unconsolidated entities	140	174	161
Interest and dividend income	10	19	12
Adjusted OIBDA (Non-GAAP)[1]	$50-$65	$1	$(51)

Numbers may not foot due to rounding.
1EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. Array does not intend to imply that any such items set forth in the reconciliation above are infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of Array's operating results before significant recurring non-cash charges, nonrecurring expenses, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of Array's financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, gains and losses while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities.

Conference Call Information
Array will hold a conference call on February 20, 2026 at 9:00 a.m. Central Time.
•Access the live call on the Events & Presentations page of investors.arrayinc.com or at
https://events.q4inc.com/attendee/189864142

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.arrayinc.com. The call will be archived on the Events & Presentations page of investors.arrayinc.com.
About Array
Array Digital Infrastructure, Inc. is a leading owner and operator of shared wireless communications infrastructure in the United States. Array owns 4,450 cell towers in 19 states and enables the deployment of 5G and other wireless technologies throughout the country. As of December 31, 2025, Telephone and Data Systems, Inc. owned approximately 82.0% of Array.
Contacts
John Toomey, Treasurer and Vice President - Corporate Relations
john.toomey@tdsinc.com

Julie Mathews, Director - Investor Relations of TDS
julie.mathews@tdsinc.com
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company's plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the manner in which Array's remaining business is conducted; strategic decisions regarding the tower business; whether the additional spectrum license sales to T-Mobile and the previously announced spectrum license sales to Verizon will be consummated; whether Array can monetize the remaining spectrum assets; competition in the tower industry; economic and business risks associated with fixed rate annual escalators on colocation revenue contracts; Array's reliance on a small number of tenants for a substantial portion of its revenues; the ability to attract people of outstanding talent; inability to protect Array’s real estate rights, with respect to land leases; advances or changes in technology; impacts of costs, integration problems or other factors associated with acquisitions, divestitures or exchanges of properties; uncertainties in Array’s future cash flows and liquidity and access to the capital markets; the ability to make payments on indebtedness or comply with the terms of debt covenants; conditions in the U.S. telecommunications industry; the value of assets and investments, including significant investments in wireless operating entities Array does not control; pending and future litigation; cyber-attacks or other breaches of network or information technology security; control by the TDS; disruption in credit or other financial markets; deterioration of U.S. or global economic conditions; and extreme weather events. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of Array's Form 10-K.

Array Digital Infrastructure, Inc.
Summary Operating Data (Unaudited)

As of or for the Quarter Ended	12/31/2025	9/30/2025
Capital expenditures from continuing operations (thousands)	$12,933	$7,927
Owned towers	4,450	4,449
Number of colocations[1]	4,572	4,517
Tower tenancy rate[2]	1.03	1.02
1Represents instances where a third-party leases space on a company-owned tower. Includes T-Mobile MLA committed site minimum of 2,015. Excludes Interim Sites whereby T-Mobile is leasing up to 1,800 sites for a period of up to 30 months subject to the terms and conditions of the MLA.
2Calculated as total number of colocations divided by total number of towers. Includes T-Mobile MLA committed site minimum of 2,015. Excludes Interim Sites whereby T-Mobile is leasing up to 1,800 sites for a period of up to 30 months subject to the terms and conditions of the MLA.

Array Digital Infrastructure, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	2025 vs. 2024	2025	2024	2025 vs. 2024
(Dollars and shares in thousands, except per share amounts)
Operating revenues
Site rental	$54,990	$26,019	N/M	$154,654	$102,610	51%
Services	5,338	70	N/M	8,307	323	N/M
Total operating revenues	60,328	26,089	N/M	162,961	102,933	58%

Operating expenses
Cost of operations (excluding Depreciation, amortization and accretion reported below)	22,823	20,174	13%	79,485	72,997	9%
Selling, general and administrative	15,381	23,559	(35)%	84,444	102,556	(18)%
Depreciation, amortization and accretion	12,402	12,156	2%	48,262	47,212	2%
Loss on impairment of licenses	—	—	N/M	47,679	136,234	(65)%
(Gain) loss on asset disposals, net	1,125	219	N/M	1,746	809	N/M
(Gain) loss on license sales and exchanges, net	—	(900)	N/M	(6,123)	3,460	N/M
Total operating expenses	51,731	55,208	(6)%	255,493	363,268	(30)%

Operating income (loss)	8,597	(29,119)	N/M	(92,532)	(260,335)	64%

Other income (expense)
Equity in earnings of unconsolidated entities	26,301	37,919	(31)%	173,754	161,364	8%
Interest and dividend income	3,649	2,579	41%	18,917	11,656	62%
Interest expense	(11,989)	(3,203)	N/M	(28,222)	(12,405)	N/M
Short-term imputed spectrum lease income	38,619	—	N/M	69,033	—	N/M
Other, net	(81)	—	N/M	169	—	N/M
Total other income	56,499	37,295	51%	233,651	160,615	45%

Income (loss) before income taxes	65,096	8,176	N/M	141,119	(99,720)	N/M
Income tax expense (benefit)	23,332	(3,656)	N/M	(31,148)	(19,256)	(62)%

Net income (loss) from continuing operations	41,764	11,832	N/M	172,267	(80,464)	N/M
Less: Net income from continuing operations attributable to noncontrolling interests, net of tax	404	136	N/M	2,615	5,411	(52)%
Net income (loss) from continuing operations attributable to Array shareholders	41,360	11,696	N/M	169,652	(85,875)	N/M

Net income (loss) from discontinued operations	(3,882)	(6,826)	43%	(103,074)	48,886	N/M
Less: Net income from discontinued operations attributable to noncontrolling interests, net of tax	—	322	N/M	17,822	2,414	N/M
Net income (loss) from discontinued operations attributable to Array shareholders	$(3,882)	$(7,148)	46%	$(120,896)	$46,472	N/M

Array Digital Infrastructure, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	2025 vs. 2024	2025	2024	2025 vs. 2024
(Dollars and shares in thousands, except per share amounts)
Net income (loss)	$37,882	$5,006	N/M	$69,193	$(31,578)	N/M
Less: Net income attributable to noncontrolling interests, net of tax	404	458	(12)%	20,437	7,825	N/M
Net income (loss) attributable to Array shareholders	$37,478	$4,548	N/M	$48,756	$(39,403)	N/M

Basic weighted average shares outstanding	86,449	85,381	1%	85,908	85,633	–

Basic earnings (loss) per share from continuing operations attributable to Array shareholders	$0.48	$0.14	N/M	$1.98	$(1.00)	N/M
Basic earnings (loss) per share from discontinued operations attributable to Array shareholders	$(0.05)	$(0.09)	46%	$(1.41)	$0.54	N/M
Basic earnings (loss) per share attributable to Array shareholders	$0.43	$0.05	N/M	$0.57	$(0.46)	N/M

Diluted weighted average shares outstanding	86,514	88,322	(2)%	87,293	85,633	2%

Diluted earnings (loss) per share from continuing operations attributable to Array shareholders	$0.48	$0.13	N/M	$1.94	$(1.00)	N/M
Diluted earnings (loss) per share from discontinued operations attributable to Array shareholders	$(0.04)	$(0.08)	45%	$(1.38)	$0.54	N/M
Diluted earnings (loss) per share attributable to Array shareholders	$0.43	$0.05	N/M	$0.56	$(0.46)	N/M
N/M - Percentage change not meaningful

Array Digital Infrastructure, Inc.
Consolidated Statement of Cash Flows
(Unaudited)

Year Ended December 31,	2025	2024
(Dollars in thousands)
Cash flows from operating activities
Net income (loss)	$69,193	$(31,578)
Net income (loss) from discontinued operations	(103,074)	48,886
Net income (loss) from continuing operations	172,267	(80,464)
Add (deduct) adjustments to reconcile net income (loss) to net cash flows from operating activities
Depreciation, amortization and accretion	48,262	47,212
Bad debts expense	1,689	(1,729)
Stock-based compensation expense	1,819	2,728
Deferred income taxes, net	(37,733)	(16,716)
Equity in earnings of unconsolidated entities	(173,754)	(161,364)
Distributions from unconsolidated entities	215,599	168,701
Loss on impairment of licenses	47,679	136,234
(Gain) loss on asset disposals, net	1,746	809
(Gain) loss on license sales and exchanges, net	(6,123)	3,460
Other operating activities	1,285	121
Changes in assets and liabilities from operations
Accounts receivable	(6,628)	4,856
Accounts payable	(9,339)	(35,473)
Customer deposits and deferred revenues	(65,025)	(352)
Accrued taxes	(15,954)	(38,510)
Other assets and liabilities	(100,661)	8,857
Net cash provided by operating activities - continuing operations	75,129	38,370
Net cash provided by operating activities - discontinued operations	125,707	844,095
Net cash provided by operating activities	200,836	882,465

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(27,200)	(18,466)
Cash paid for licenses	(4,175)	(19,198)
Cash received from divestitures	5,439	—
Other investing activities	1,301	—
Net cash used in investing activities - continuing operations	(24,635)	(37,664)
Net cash provided by (used in) investing activities - discontinued operations	2,462,399	(518,572)
Net cash provided by (used in) investing activities	2,437,764	(556,236)

Cash flows from financing activities
Issuance of long-term debt	325,000	40,000
Repayment of long-term debt	(875,250)	(248,000)
Tax withholdings, net of cash receipts, for Array stock-based compensation awards	(63,446)	(11,246)
Repurchase of Common Shares	(21,360)	(54,091)
Dividends paid to Array shareholders	(1,986,719)	—
Payment of debt issuance costs	(6,418)	—
Distributions to noncontrolling interests	(27,612)	(4,716)
Other financing activities	(8,000)	(2,316)
Net cash used in financing activities - continuing operations	(2,663,805)	(280,369)
Net cash used in financing activities - discontinued operations	(20,537)	(66,632)
Net cash used in financing activities	(2,684,342)	(347,001)

Net decrease in cash, cash equivalents and restricted cash	(45,742)	(20,772)

Cash, cash equivalents and restricted cash
Beginning of period	159,142	179,914
End of period	$113,400	$159,142

Array Digital Infrastructure, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

December 31,	2025	2024
(Dollars in thousands)
Current assets
Cash and cash equivalents	$113,400	$143,730
Accounts receivable, net	21,656	12,729
Prepaid expenses	3,216	7,060
Current assets of discontinued operations	—	1,163,032
Other current assets	6,515	18,319
Total current assets	144,787	1,344,870

Non-current assets held for sale	1,591,675	12

Non-current assets of discontinued operations	—	4,499,069

Licenses	1,642,187	3,281,508

Investments in unconsolidated entities	412,608	453,938

Property, plant and equipment, net	388,999	384,021

Operating lease right-of-use assets	472,995	465,274

Other assets and deferred charges	24,837	20,289

Total assets	$4,678,088	$10,448,981

Array Digital Infrastructure, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

December 31,	2025	2024
(Dollars in thousands, except per share amounts)
Current liabilities
Current portion of long-term debt	$4,063	$22,000
Accounts payable	38,395	36,454
Customer deposits and deferred revenues	85,945	1,716
Accrued taxes	16,884	27,077
Accrued compensation	4,322	89,476
Short-term operating lease liabilities	15,294	16,133
Current liabilities of discontinued operations	20,242	671,575
Other current liabilities	14,843	19,340
Total current liabilities	199,988	883,771

Non-current liabilities of discontinued operations	—	2,310,660

Deferred liabilities and credits
Deferred income tax liability, net	387,030	728,229
Long-term operating lease liabilities	509,876	495,736
Other deferred liabilities and credits	336,379	221,376

Long-term debt, net	670,258	1,201,725

Noncontrolling interests with redemption features	—	15,831

Total equity	2,574,557	4,591,653

Total liabilities and equity	$4,678,088	$10,448,981

Array Digital Infrastructure, Inc.
EBITDA, Adjusted EBITDA, Adjusted OIBDA and AFCF Reconciliations
(Unaudited)

EBITDA, Adjusted EBITDA and Adjusted OIBDA
The following tables reconcile EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income (loss) from continuing operations and Income (loss) before income taxes.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
(Dollars in thousands)
Net income (loss) from continuing operations (GAAP)	$41,764	$11,832	$172,267	$(80,464)
Add back or deduct:
Income tax expense (benefit)	23,332	(3,656)	(31,148)	(19,256)
Income (loss) before income taxes (GAAP)	65,096	8,176	141,119	(99,720)
Add back:
Interest expense	11,989	3,203	28,222	12,405
Depreciation, amortization and accretion	12,402	12,156	48,262	47,212
EBITDA (Non-GAAP)	89,487	23,535	217,603	(40,103)
Add back or deduct:
Expenses related to strategic alternatives review	95	1,607	2,444	21,521
Loss on impairment of licenses	—	—	47,679	136,234
(Gain) loss on asset disposals, net	1,125	219	1,746	809
(Gain) loss on license sales and exchanges, net	—	(900)	(6,123)	3,460
Short-term imputed spectrum lease income	(38,619)	—	(69,033)	—
Adjusted EBITDA (Non-GAAP)	52,088	24,461	194,316	121,921
Deduct:
Equity in earnings of unconsolidated entities	26,301	37,919	173,754	161,364
Interest and dividend income	3,649	2,579	18,917	11,656
Other, net	(81)	—	169	—
Adjusted OIBDA (Non-GAAP)	$22,219	$(16,037)	$1,476	$(51,099)

Adjusted Free Cash Flow (AFCF)
AFCF is a non-GAAP measure defined as Net income from continuing operations adjusted for the items set forth in the reconciliation below. AFCF is not a measure of financial performance under GAAP and should not be considered as an alternative to Net income from continuing operations or as an indicator of cash flows.
Management believes AFCF is a useful measure of Array’s cash generated from operations and its noncontrolling investment interests. The following table reconciles AFCF to the corresponding GAAP measure, Net income from continuing operations. This measure is presented following the sale of Array's wireless operations to T-Mobile on August 1, 2025, at which time the primary business operations for Array changed from providing wireless communications services to a standalone tower company. Array modified its AFCF metric for the three months ended December 31, 2025 to adjust for cash taxes paid in the quarter, which management believes best reflects cash generated from operations and investments. Under the modified presentation, the comparative calculation of AFCF for the three months ended September 30, 2025 would have been $63.4 million.

Three Months Ended December 31, 2025
(Dollars in thousands)
Net income from continuing operations (GAAP)	$41,764
Add back or deduct:
Income tax expense	23,332
Cash paid for income taxes	(191)
Stock-based compensation expense	259
Short-term imputed spectrum lease income	(38,619)
Amortization of deferred debt charges	946
Equity in earnings of unconsolidated entities	(26,301)
Distributions from unconsolidated entities	65,867
(Gain) loss on asset disposals, net	1,125
Depreciation, amortization and accretion	12,402
Expenses related to strategic alternatives review	95
Straight line and other non-cash revenue adjustments	(5,190)
Straight line expense adjustment	1,398
Maintenance and other capital expenditures	(2,025)
Adjusted Free Cash Flow from continuing operations (Non-GAAP)	$74,862